EXHIBIT 10H

COGNEX CORPORATION

2001 GENERAL STOCK OPTION PLAN

As Amended and Restated

1.     PURPOSE OF THE PLAN.

This stock option plan (the “Plan”) is intended to provide a means by which eligible employees of Cognex Corporation (the “Company”) and any present or future subsidiaries of the Company may purchase common stock in the Company through the exercise of stock options.

2.     STOCK SUBJECT TO THE PLAN.

(a)     The maximum number of shares of common stock, par value $.002 per share, of the Company (“Common Stock”) available for stock options granted under the Plan shall be 14,220,000 shares of Common Stock. The maximum number of shares of Common Stock available for grants shall be subject to adjustment in accordance with Section 11 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or, to the extent applicable, shares of Common Stock held in treasury.

(b)     To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, the shares of Common Stock covered by such option shall again be available for the granting of stock options. Notwithstanding the foregoing, shares tendered or held back upon option exercises to cover the exercise price or tax withholding shall not be added to the shares of Common Stock authorized for grants under the Plan. In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under the Plan.

(c)     Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

3.     ADMINISTRATION OF THE PLAN.

(a)     At the discretion of the Company’s Board of Directors, the Plan shall be administered either: (i) by the full Board of Directors of the Company; or (ii) by a committee (the “Committee”) consisting of two or more members of the Company’s Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

(b)     Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

(c)     Subject to the terms of the Plan, the Committee shall have the authority to: (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 4 to receive options) to whom options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; (v) determine the extent and nature of any restrictions on any options or shares (including any

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repurchase rights and any forfeiture of options and shares for engaging in activities detrimental to the interests of the Company or any of its subsidiaries); and (vi) determine the size of any options under the Plan, taking into account the position or office of the optionee with the Company, the job performance of the optionee and such other factors as the Committee may deem relevant in the good faith exercise of its independent business judgment.

(d)     The Chief Executive Officer of the Company may grant stock options under the Plan on such terms and conditions as deemed appropriate by the Chief Executive Officer; provided, however, that the terms and conditions otherwise comply with all provisions of this Plan (including the limitations of Section 2(a)), the number of shares of Common Stock underlying options granted to any one eligible individual in any calendar year may not exceed 40,000 shares per individual, and the exercise price of any option shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant. All grants by the Chief Executive Officer shall be in writing and filed with the records of the Committee.

4.     OPTIONS.

Options may be granted to any employee of the Company or of any of its subsidiaries other than an employee who is either: (i) designated by the Company as a Section 16 reporting person for purposes of the Securities Exchange Act of 1934, as amended; (ii) determined by the Company as likely to be subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); or (iii) a ten percent shareholder of the Company. In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant. Options granted under the Plan may be either incentive stock options qualified under Section 422 of the Code or nonqualified stock options, except no incentive stock options may be granted under the Plan until shareholder approval has been obtained.

5.     OPTION AWARD CERTIFICATE.

Each option shall be evidenced by a written or electronic document (the “Award Certificate”) which sets forth the terms of grants and which may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. The date of grant of an option shall be as determined by the Committee or the Chief Executive Officer if acting pursuant to Section 3(d) above. More than one option may be granted to an individual.

6.     OPTION PRICE.

The option exercise price of options granted by the Committee shall be determined by the Committee, but in no event shall the option price be less than 100% of the fair market value of a share of Common Stock on the date of grant.

7.     MANNER OF PAYMENT; MANNER OF EXERCISE.

(a)     The Award Certificate may provide for the payment of the exercise price by delivery of: (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options; (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised; or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company’s Common Stock which may be delivered upon exercise of an option shall be determined by the Committee. With the consent of the Committee, the delivery of shares used to exercise any option may be made through attestation rather than physical delivery of stock certificates. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of proceeds necessary to pay the exercise price and relevant taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(b)     To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised,

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accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not earlier than ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

8.     EXERCISE OF OPTIONS.

Each option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Award Certificate; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

9.     TERM OF OPTIONS; EXERCISABILITY.

(a)     Term.

(1)     Except as otherwise provided in this Section 9, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the seventh business day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

(2)     If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

(3)     If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

(4)     In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

(5)     Notwithstanding subparagraphs (2), (3) and (4) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate; provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee’s employment had occurred.

(b)     Exercisability.

(1)     An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

(2)     In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

10.     TRANSFERABILITY.

The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the lifetime of such optionee only by him/her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law,

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pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

11.     ADJUSTMENTS FOR RECAPITALIZATIONS, REORGANIZATIONS AND OTHER EVENTS.

(a)     In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

(b)     Except as the Committee may otherwise specify with respect to particular options in the relevant Award Certificate, upon the effective time of a Sale Event, the Plan and all outstanding options granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of options theretofore granted by the successor entity, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (x) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding options, in exchange for the cancellation thereto, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Common Stock subject to outstanding options (to the extent then exercisable (after taking into account any acceleration thereof) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding options; or (y) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding options (to the extent then exercisable after taking into account any acceleration thereof) held by such grantee. For purposes of the Plan, “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Common Stock of the Company to an unrelated third party, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, and “Sale Price” shall mean the value as determined by the Committee of the consideration payable, or otherwise to be received by shareholders, per share of Common Stock pursuant to a Sale Event.

(c)     Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

(d)     No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

12. NO SPECIAL EMPLOYMENT RIGHTS.

Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

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13. WITHHOLDING.

The Company’s obligation to deliver shares upon the exercise of any option granted under the Plan, or to make any payments or transfers under Section 11 hereof, shall be subject to the option holder’s satisfaction of all applicable Federal, state, local, and foreign governmental tax withholding requirements. Whenever shares of Common Stock are to be delivered pursuant to the exercise of an option under the Plan, the Company shall be entitled to require as a condition of delivery that the option holder remit to the Company an amount sufficient in the opinion of the Company to satisfy all applicable tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax required to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

14. RESTRICTIONS ON ISSUE OF SHARES.

(a)     Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery of any shares issued under this Plan complies with all applicable laws (including, without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange or market upon which the shares of the Company are listed or traded.

(b)     It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

15.     LOANS.

The Company may not make loans to optionees to permit them to exercise options.

16.     NO OPTION REPRICING.

Unless otherwise approved by shareholders, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding options or affect re-pricing through cancellation and re-grants or cancellation of options in exchange for cash.

17.     EFFECTIVE DATE.

The Plan shall take effect as of the date of adoption by the Board of Directors of the Company; provided, however, that the term of the Plan shall expire on December 10, 2011 unless the restated Plan receives shareholder approval prior to such date.

18.     TERMINATION AND AMENDMENT.

If approved by shareholders, the Plan shall terminate ten (10) years from the date upon which the Plan restatement was duly approved by the Board of Directors. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable. Subject to Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor reduce the term of such option.

19.     RESERVATION OF STOCK.

The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

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20.     NOTICES.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Chief Executive Officer, and, if to an optionee, to the address as appearing on the records of the Company.

Approved by the Directors: December 11, 2001

Restatement approved by the Directors: September 30, 2011

Approved by the Shareholders: December 6, 2011

(Adjusted for Stock Split on July 25, 2013)